As filed with the Securities and Exchange Commission on May 4, 2012	Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________________________________

FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

______________________________________________

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	62-1543819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue

Memphis, Tennessee 38138

(901) 682-6600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Leslie Wolfgang

6584 Poplar Avenue

Memphis, Tennessee 38138

(901) 682-6600

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Robert J. DelPriore, Esq.

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

165 Madison Avenue, Suite 2000

Memphis, Tennessee 38103

Telephone (901) 577-8228

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock Preferred Stock Debt Securities Depositary Shares	(1)(2)	(1)(2)	(1)(2)	(3)

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(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An indeterminate aggregate offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(3)	In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

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From time to time, we may offer to sell common stock, preferred stock, debt securities or depositary shares under this prospectus. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus that contains specific information about the offering and the terms of the securities.

This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

The New York Stock Exchange Lists our:

Common Stock (symbol: MAA)

To assist us in maintaining our qualification as a REIT, no person may own more than 9.9% of the total value of our outstanding capital stock, unless our Board of Directors waives this limitation.

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Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information filed with the Securities and Exchange Commission. You should also refer to “Risk Factors” beginning on page ONE of this prospectus.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is May 4, 2012

You should only rely on the information contained or incorporated by reference in this prospectus and in a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Mid-America Apartment Communities, Inc., (referred to as “we,” “us,” “our,” “MAA,” or the “Company”) has filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any applicable supplement together with additional information described under the heading “Where You Can Find More Information” and incorporated by reference either in this prospectus or any prospectus supplement.

OUR COMPANY

We are a self-administered real estate investment trust, or REIT, that owns, acquires, renovates, develops and manages apartment communities in the Sunbelt region of the United States. As of May 1, 2012, we owned or owned interests in a total of 168 multifamily apartment communities comprising 48,925 apartments located in 13 states, including two communities comprising 626 apartments owned through our joint venture, Mid-America Multifamily Fund I, LLC, and four communities comprising 1,156 apartments owned through our joint venture, Mid-America Multifamily Fund II, LLC. In addition, we also had three development communities and a second phase to an existing community under construction totaling 1,220 units as of May 1, 2012 for which 148 units had been delivered and were included in the total community units of 48,925 referenced above.

Our executive offices are located at 6584 Poplar Avenue, Memphis, Tennessee 38138, and our telephone number is (901) 682-6600.

RISK FACTORS

Investment in the offered securities involves risk. Before acquiring any securities offered pursuant to this prospectus, you should carefully consider the risk factors described in our periodic reports filed with the Securities and Exchange Commission, or SEC, which are incorporated by reference in this prospectus, including the risks factors described under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and under the captions “Item 1A.  Risk Factors” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly reports on Form 10-Q, and as described in our other filings with the SEC. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Statements” for additional risks and uncertainties.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the risks or uncertainties described in our periodic reports filed with the SEC or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of the securities being offered by this prospectus and any applicable prospectus supplement could decline, and you might lose all or part of your investment. You should consider these risk factors when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

We consider this and other sections of this prospectus to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to our expectations for future periods. Forward looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future.  Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development and renovation activity as well as other capital expenditures, capital raising activities, rent growth, occupancy and rental expense growth.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements.  Such statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.  Such factors include, among other things, unanticipated adverse business developments affecting us, or our properties, adverse changes in the real estate markets and general and local economies and business conditions.  Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this report may not prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

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The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:

•	inability to generate sufficient cash flows due to market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;
•	the availability or not of credit, including mortgage financing, and the liquidity of the debt markets, including a material deterioration of the financial condition of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation;
•	inability to replace financing with the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation should their investment in the multifamily industry shrink or cease to exist;
•	inability to acquire funding through the capital markets;
•	failure of new acquisitions to achieve anticipated results or be efficiently integrated into us;
•	failure of development communities to be completed, if at all, on a timely basis or to lease-up as anticipated;
•	increasing real estate taxes and insurance costs;
•	inability of a joint venture to perform as expected;
•	inability to acquire additional or dispose of existing apartment units on favorable economic terms;
•	unexpected capital needs;
•	losses from catastrophes in excess of our insurance coverage;
•	changes in interest rate levels, including that of variable rate debt, such as extensively used by us;
•	loss of hedge accounting treatment for interest rate swaps and interest rate caps;
•	inability to pay required distributions to maintain REIT status;
•	the continuation of the good credit of our interest rate swap and cap providers;
•	inability to meet loan covenants;
•	significant decline in market value of real estate serving as collateral for mortgage obligations;
•	imposition of federal taxes if we fail to qualify as a REIT under the Internal Revenue Code in any taxable year or foregone opportunities to ensure REIT status;
•	inability to attract and retain qualified personnel;
•	potential liability for environmental contamination;
•	adverse legislative or regulatory tax changes; and
•	litigation and compliance costs associated with laws requiring access for disabled persons.

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CONSOLIDATED RATIO OF EARNINGS TO COMBINED

FIXED CHARGES AND PREFERRED STOCK DISTRIBUTIONS AND

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The consolidated ratio of earnings to combined fixed charges and preferred stock distributions and the consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

Three Months
	Twelve Months Ended December 31,					Ended
	2007	2008	2009	2010	2011	March 31, 2012

Ratio of earnings to combined fixed charges and preferred stock distributions	1.3x	1.2x	1.3x	1.4x	1.6x	2.0x
Ratio of earnings to fixed charges	1.5x	1.5x	1.6x	1.6x	1.6x	2.0x

For the purpose of calculating the consolidated ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of income from continuing operations before loss from investments in unconsolidated entities, plus fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortized premiums, discounts and capitalized expenses relating to debt and an estimate of the interest component of rent expense.

USE OF PROCEEDS

Unless otherwise described in a prospectus supplement, we will contribute the net proceeds of any sale of the offered securities to Mid-America Apartments, L.P., our operating partnership, in exchange for units of limited partnership interests having characteristics similar to those of the offered securities and our operating partnership will use the net proceeds for general corporate purposes, which may include the acquisition or development of apartment communities, the improvement of apartment communities, the repayment of debt or the redemption of preferred stock.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the terms of the shares of our capital stock and is subject to and qualified in its entirety by reference to our amended and restated charter as further amended, and our bylaws, as amended, both of which we may amend at a later time and both of which are incorporated by reference into this prospectus. References to the “TBCA” are to the Tennessee Business Corporation Act, as amended.

Overview

Our authorized capital stock consists of 50,000,000 shares of common stock and 20,000,000 shares of preferred stock. Each outstanding share of common stock entitles the holder to one vote on all matters presented to shareholders for a vote.

Common Stock

Subject to such preferential rights granted by the Board of Directors in connection with the issuance of shares of our preferred stock, holders of shares of common stock are entitled to one vote per share on all matters to be voted on by shareholders and are entitled to receive ratably such dividends as may be declared in respect of the common stock by the Board of Directors in its discretion from funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of the holders of our then-outstanding preferred stock. Holders of common stock have no subscription, redemption, conversion or preemptive rights. Matters submitted for shareholder approval generally require a majority vote of the shares present and voting thereon. The outstanding shares of common stock are fully paid and nonassessable.

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Preferred Stock

The following description of the terms of our preferred stock sets forth general terms and provisions of our preferred stock to which a prospectus supplement may relate. Specific terms of any series of preferred stock offered by a prospectus supplement will be described in that prospectus supplement. The description set forth below is subject to and qualified in its entirety by reference to the articles of amendment to our charter fixing the preferences, limitations and relative rights of a particular series of preferred stock.

Under our charter, our Board of Directors is authorized, without further shareholder action, to provide for the issuance of up to 20,000,000 shares of preferred stock, in such series, with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions, as may be fixed by the Board of Directors. As a result, the Board of Directors may afford the holders of any series or class of preferred stock preferences, powers, and rights, voting or otherwise, senior to the rights of holders of common stock. As of the date of this prospectus, our Board of Directors has designated:

•	2,000,000 shares of 9.5% Series A Cumulative Preferred Stock, of which no shares are outstanding;

•	1,938,830 shares of 8.875% Series B Cumulative Preferred Stock, of which no shares are outstanding;

•	2,000,000 shares of 9.385% Series C Cumulative Preferred Stock, of which no shares are outstanding;

•	1,000,000 shares of 9.5% Series E Cumulative Preferred Stock, of which no shares are outstanding;

•	3,000,000 shares of 9.25% Series F Cumulative Redeemable Preferred Stock, of which no shares are outstanding;

•	400,000 shares of 8.625% Series G Cumulative Redeemable Preferred Stock, of which no shares are outstanding; and

•	6,200,000 shares of 8.30% Series H Cumulative Redeemable Preferred Stock, of which no shares are outstanding.

Our preferred stock will have the dividend, liquidation, redemption, conversion and voting rights set forth below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. Reference is made to the prospectus supplement relating to the particular series of preferred stock offered thereby for specific terms, including: (i) the title and liquidation preference per share of such preferred stock and the number of shares offered; (ii) the price at which such series will be issued; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate; (iv) any redemption or sinking fund provisions of such series; (v) any conversion provisions of such series; and (vi) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such series.

Our preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred stock and, in all cases, will be senior to our common stock.

Holders of preferred stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of our assets legally available for distribution, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of preferred stock. Such rate may be fixed or variable or both and may be cumulative, noncumulative or partially cumulative.

If the applicable prospectus supplement so provides, as long as any shares of preferred stock are outstanding, no dividends will be declared or paid or any distributions be made on our common stock, other than a dividend payable in common stock, unless the accrued dividends on each series of preferred stock have been fully paid or declared and set apart for payment and we will have set apart all amounts, if any, required to be set apart for all sinking funds, if any, for each series of preferred stock.

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If the applicable prospectus supplement so provides, when dividends are not paid in full upon any series of preferred stock and any other series of preferred stock ranking on a parity as to dividends with such series of preferred stock, all dividends declared upon such series of preferred stock and any other series of preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of preferred stock and such other series will in all cases bear to each other the same ratio that accrued dividends per share on such series of preferred stock and such other series bear to each other.

Each series of preferred stock will be entitled to dividends as described in the prospectus supplement relating to such series, which may be based upon one or more methods of determination. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each series of our preferred stock will be entitled to receive out of our assets available for distribution to shareholders the amount stated or determined on the basis set forth in the prospectus supplement relating to such series, which may include accrued dividends, if such liquidation, dissolution or winding up is involuntary or may equal the current redemption price per share (otherwise than for the sinking fund, if any provided for such series) provided for such series set forth in such prospectus supplement, if such liquidation, dissolution or winding up is voluntary, and on such preferential basis as is set forth in such prospectus supplement. If, upon our voluntary or involuntary liquidation, dissolution or winding up the amounts payable with respect to preferred stock of any series and any other of our shares of stock ranking as to any such distribution on a parity with such series of preferred stock are not paid in full, the holders of preferred stock of such series and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled or on such other basis as is set forth in the applicable prospectus supplement. The rights, if any, of the holders of any series of preferred stock to participate in our assets remaining after the holders of other series of preferred stock have been paid their respective specified liquidation preferences upon our liquidation, dissolution or winding up will be described in the prospectus supplement relating to such series.

A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times, the redemption prices and for the types of consideration set forth in the prospectus supplement relating to such series. The prospectus supplement relating to a series of preferred stock which is subject to mandatory redemption shall specify the number of shares of such series that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.

If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem such preferred stock, then from and after such deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert such shares into other classes of our stock. The redemption price will be stated in the prospectus supplement relating to a particular series of preferred stock.

Except as indicated in the applicable prospectus supplement, our preferred stock is not subject to any mandatory redemption at the option of the holder.

The prospectus supplement for any series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or redeemable for shares of common stock or another series of preferred stock. Our preferred stock will have no preemptive rights.

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Except as indicated in the prospectus supplement relating to a particular series of preferred stock, or except as expressly required by Tennessee law, a holder of preferred stock will not be entitled to vote. Except as indicated in the prospectus supplement relating to a particular series of preferred stock, in the event we issue full shares of any series of preferred stock, each such share will be entitled to one vote on matters on which holders of such series of preferred stock are entitled to vote.

Under Tennessee law, the affirmative vote of the holders of a majority of the outstanding shares of all series of preferred stock entitled to vote, voting as a separate voting group, or of all outstanding votes of all series of preferred stock equally affected, as a voting group, will be required for (i) the authorization of any class of stock ranking senior to or on a parity with preferred stock or the increase in the number of authorized shares of any such stock, (ii) any increase in the number of authorized shares of preferred stock and (iii) certain amendments to the charter that may be adverse to the rights of preferred stock outstanding.

Certain Matters of Corporate Governance

Charter and Bylaw Provisions. The TBCA and our charter and our bylaws govern shareholders’ rights and related matters. Certain provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of the Board of Directors and may discourage or make more difficult any attempt by a person or group to obtain control of us.

Voting Requirement. Our charter may not be amended without the affirmative vote of at least a majority of the shares entitled to vote generally in the election of directors, voting as a single voting group. Our bylaws may be amended by either the affirmative vote of a majority of all shares outstanding and entitled to vote generally in the election of directors, voting as a single group, or by an affirmative vote of a majority of the Board of Directors then holding office, unless the shareholders prescribe that any such bylaw may not be amended or repealed by the Board of Directors. Notwithstanding the foregoing, we cannot take any action intended to terminate our qualification as a REIT without the affirmative vote of at least two-thirds of the outstanding shares of common stock.

Special Meetings. Under our bylaws, shareholders may call special meetings of the shareholders only if such shareholders hold outstanding shares representing more than 50% of all votes entitled to be cast on any issue proposed to be considered at any such special meeting.

Advance Notice of Director Nominations and New Business. Our bylaws provide that with respect to an annual meeting of shareholders, the proposal of business to be considered by shareholders may be made only (i) by or at the direction of the Board of Directors, or (ii) by a shareholder who has complied with the advance notice procedures set forth in the bylaws. In addition, with respect to any meeting of shareholders, nominations of persons for election to the Board of Directors may be made only (i) by or at the direction of the Board of Directors or (ii) by any shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

The advance notice provisions of the bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Limitation Of Directors’ Liability. Our charter eliminates, subject to certain exceptions, the personal liability of a director to us or our shareholders for monetary damages for breaches of such director’s duty of care or other duties as a director. The charter does not provide for the elimination of or any limitation on the personal liability of a director for:

•	any breach of a director’s duty of loyalty to us;

•	acts or omissions which involve intentional misconduct or knowing violations of law;

•	unlawful corporate distributions; or

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•	acts or omissions which involve transactions from which the director derived an improper personal benefit.

The charter further provides that if the TBCA is amended to authorize corporate action further eliminating or limiting the personal liability of a director, such personal liability shall be eliminated or limited to the fullest extent permitted by the TBCA, as amended. These provisions of the charter will limit the remedies available to a shareholder in the event of breaches of any director’s duties to such shareholder.

Tennessee Anti-Takeover Statutes. In addition to certain of our charter provisions discussed above, Tennessee has adopted a series of statutes which can have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for our common stock.

Under the Tennessee Investor Protection Act, unless a company’s board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning 5% or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed takeover offer (unless the offeror, before making such purchase, has made a public announcement of his intention with respect to changing or influencing the management or control of the offeree company, has made a full, fair and effective disclosure of such intention to the person from whom he intends to acquire such securities and has filed with the Tennessee Commissioner of Commerce and Insurance (the “Commissioner”) and the offeree company a statement signifying such intentions and containing such additional information as the Commissioner by rule prescribes), may offer to acquire any class of equity security of an offeree company pursuant to a tender offer if after the acquisition thereof the offeror would be directly or indirectly a beneficial owner of more than 10% of any class of outstanding equity securities of the company (a “Takeover Offer”). Such an offeror must provide that any equity securities of an offeree company deposited or tendered pursuant to a Takeover Offer may be withdrawn by an offeree at any time within seven days from the date the offer has become effective following filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the offer has become effective. If an offeror makes a Takeover Offer for less than all the outstanding equity securities of any class, and if the number of securities tendered is greater than the number the offeror has offered to accept and make for, the securities shall be accepted pro rata. If an offeror varies the terms of a Takeover Offer before its expiration date by increasing the consideration offered to offeree, the offeror shall make the increased consideration for all equity securities accepted, whether accepted before or after the variation in the terms of the offer.

Under the TBCA, subject to certain exceptions, no Tennessee corporation may engage in any “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder unless prior to such date the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder.

A “business combination” is defined by the TBCA as any:

•	merger or consolidation;

•	share exchange;

•	sale, lease, exchange, mortgage, pledge or other transfer of assets representing 10% or more of:

•	the aggregate market value of the corporation’s consolidated assets;

•	the aggregate market value of the corporation’s shares; or

•	the corporation’s consolidated net income.

•	issuance or transfer of shares from the corporation to the interested shareholder;

•	plan of liquidation or dissolution proposed by the interested shareholder;

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•	transaction or recapitalization which increases the proportionate share of any outstanding voting securities owned or controlled by the interested shareholder; or

•	financing arrangement whereby any interested shareholder receives, directly or indirectly, a benefit except proportionately as a shareholder.

An “interested shareholder” is defined as:

•	any person that is the beneficial owner of 10% or more of the voting power of any class or series of outstanding voting stock of the corporation; or

•	an affiliate or associate of the corporation who at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of any class or series of the outstanding stock of the corporation.

Consummation of a business combination that is subject to the five-year moratorium is permitted after such period when the transaction (i) complies with all applicable charter and bylaw requirements; (ii) is approved by the holders of two-thirds of the voting stock not beneficially owned by the interested shareholder; and (iii) meets certain fair price criteria.

The Tennessee Greenmail Act prohibits a Tennessee corporation from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price for such shares during the 30 trading days preceding the purchase and sale or preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

Ownership Limitations. For us to qualify as a REIT under the Code, among other things, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer shareholders (as defined in the Code to include certain entities) during the last half of a taxable year, and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To ensure that we continue to meet the requirements for qualification as a REIT, our charter, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the value of all outstanding shares of our capital stock, common and preferred (the “Ownership Limit”). The Board of Directors may waive the Ownership Limit with respect to a shareholder if evidence satisfactory to the Board of Directors and our tax counsel is presented that the changes in ownership will not then or in the future jeopardize our status as a REIT. Any transfer of capital stock or any security convertible into capital stock that would result in a direct or indirect ownership of capital stock by a shareholder in excess of the Ownership Limit or that would result in our failure to meet the requirements for qualification as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in our being “closely held” within the meaning of section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Shares of capital stock owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit shall be deemed “Excess Shares” held by such holder as agent on behalf of, and in trust for the exclusive benefit of, the transferees (which may include us) to whom such capital stock may be ultimately transferred without violating the Ownership Limit. While the Excess Shares are held in trust, the holder thereof will not be entitled to vote, the Excess Shares will not be considered issued and outstanding for purposes of any shareholder vote or the determination of a quorum for such vote and, except upon liquidation, will not be entitled to participate in dividends or other distributions. Any dividend or distribution paid to a proposed transferee of Excess Shares prior to our discovery that capital stock has been transferred in violation of the Ownership Limit shall be repaid to us upon demand.

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Excess Shares are further subject to transfer at the direction of the Board of Directors. If the Board of Directors directs a holder of Excess Shares to sell such Excess Shares, such holder shall pay us out of the proceeds of such sale all expenses incurred by us in connection with such sale plus any remaining amount of such proceeds that exceeds that amount paid by such holder for the Excess Shares.

In addition, we will have the right, for a period of six months during the time any Excess Shares are held by the holder in trust, to redeem all or any portion of the Excess Shares from the holder for the lesser of the price paid for the capital stock by the holder or the market price (as determined in the manner set forth in our charter) of the capital stock on the date we give notice of our intent to redeem such Excess Shares. The six month period begins on the date on which we receive written notice of the transfer or other event resulting in the classification of capital stock as Excess Shares.

Each shareholder shall upon demand be required to disclose to us in writing any information with respect to the direct, indirect and constructive ownership of beneficial interests in us as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

The Ownership Limit may have the effect of precluding acquisition of control of us unless the Board of Directors determines that maintenance of REIT status is no longer in our best interests.

Other Matters. The transfer agent and registrar for our common and preferred stock is American Stock Transfer & Trust Company, Brooklyn, New York.

Pursuant to the TBCA, we cannot merge with or sell all or substantially all of our assets except pursuant to a resolution approved by the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the resolution. In addition, the partnership agreement of our operating partnership requires that any merger or sale of all or substantially all of the assets of or dissolution of our operating partnership be approved by the affirmative vote of a majority of the outstanding limited partnership units.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

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•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special United States federal income tax considerations applicable to the debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.
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Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

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•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depositary Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of the Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock (“Depositary Shares”). In such event, we will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as described below.

The shares of any series of preferred stock represented by Depositary Shares will be deposited under a Deposit Agreement (the “Deposit Agreement”) between us and the depositary named in the applicable prospectus supplement (the “Depositary”). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such Depositary Share, to all the rights and preferences of our preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (“Depositary Receipts”). Depositary Receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. If Depositary Shares are issued, copies of the forms of Deposit Agreement and Depositary Receipt will be incorporated by reference in the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such documents.

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Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon our written order, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at our expense.

Dividends And Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of our preferred stock to the record holders of Depositary Shares relating to such preferred stock in proportion to the number of such Depositary Shares owned by such holders. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of us, sell such property and distribute the net proceeds from such sale to such holders.

The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of our preferred stock shall be made available to the holders of Depositary Shares.

Redemption Of Depositary Shares

If a series of preferred stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of preferred stock held by the Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of preferred stock. Whenever we redeem shares of preferred stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of preferred stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

Voting Our Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such preferred stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for our preferred stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of preferred stock represented by such Depositary Shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary may abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such preferred stock.

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Amendment And Termination Of The Depositary Agreement

The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The Deposit Agreement may be terminated by us or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of our preferred stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

Charges Of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Depositary in connection with the initial deposit of our preferred stock and any redemption of our preferred stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of Depositary Receipts, as are expressly provided in the Deposit Agreement to be for their accounts.

Miscellaneous

The Depositary will forward to holders of Depositary Receipts all reports and communications from the Company that are delivered to the Depositary and that we are required to furnish to holders of preferred stock.

Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation And Removal Of The Depositary

The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Restrictions On Ownership

In order to safeguard us against an inadvertent loss of REIT status, the Deposit Agreement will contain provisions restricting the ownership and transfer of Depositary Shares. Such restrictions will be described in the applicable prospectus supplement and will be referenced on the applicable Depositary Receipts.

LEGAL OWNERSHIP OF THE SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

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Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

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Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depositary Trust Company, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “-- Special Situations when a Global Security will be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

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•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (not the Company or any applicable trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

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FEDERAL INCOME TAX CONSIDERATIONS

A summary of the material federal income tax consequences related to the ownership and disposition of our securities is set forth in our Current Report on Form 8-K, filed with the SEC on May 4, 2012 (as amended or supplemented from time to time), and incorporated by reference in this prospectus. The summary is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from owning our securities. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences that may result from your ownership of our securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or on a delayed or continuous basis, in each case, through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

If we use underwriters for a sale of securities, the underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or under delayed delivery contracts or other contractual commitments. We also may, from time to time, authorize underwriters acting as agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them from us or from purchasers of the securities and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by the company to such agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If an underwriter or underwriters are utilized in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the prospectus supplement relating thereto.

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Offers to purchase the securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the prospectus supplement relating thereto.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on the date stated in the prospectus supplement. Such Contracts will be subject to only those conditions set forth in the prospectus supplement. Each Contract will be for an amount not less than, and the principal amount of securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such prospectus supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) we shall have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by Contracts. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of debt securities pursuant to Contracts accepted by us.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus or any prospectus supplement will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Memphis, Tennessee. In addition, the description of federal income tax consequences contained in this prospectus is based on the opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

EXPERTS

The consolidated financial statements of Mid-America Apartment Communities, Inc. appearing in Mid-America Apartment Communities, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011, including the schedule appearing therein, and the effectiveness of Mid-America Apartment Communities, Inc.’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses of certain acquired properties, appearing in our Current Report on Form 8-K filed with the SEC on February 24, 2012, have been audited by Watkins Uiberall PLLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such statements of revenues and certain operating expenses are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed in “Incorporation of Certain Information by Reference,” the information contained on the SEC website is not intended to be incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2011 filed on February 24, 2012, which incorporates certain sections of our Definitive Proxy Statement on Schedule 14A filed on April 16, 2012.

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 filed on May 4, 2012.

•	Current Reports on Form 8-K filed on February 24, 2012, February 29, 2012, March 5, 2012, March 23, 2012 and May 4, 2012.

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on December 14, 1993.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

You may request a copy of these filings, at no cost (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus), by writing or calling us at the following address: Investor Relations Department, Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Memphis, Tennessee 38138, (901) 435-5371.

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference. The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. This prospectus may only be used where it is legal to sell these securities.

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No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any security other than the common stock offered hereby, nor does it constitute an offer to sell or a solicitation of any offer to buy any of the common stock offered by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

----------------------------

The date of this prospectus is May 4, 2012.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of costs and expenses, other than underwriting discounts and/or selling commissions, to be paid by us in connection with the distribution of the securities being registered by this registration statement. All of the amounts shown are estimates:

Securities and Exchange Commission Fee		*
Printing and Engraving Expenses	$5,000
Legal Fees and Expenses	$25,000
Trustee and Transfer Agent Fees	$10,000
Accounting Fees and Expenses	$40,000
Miscellaneous	$5,000
Total	$85,000

____________

*	In accordance with Rule 456(b) and as set forth in footnote (1) to the “Calculation of Registration Fee” table on the front cover page of this registration statement, we are deferring payment of the registration fee for the securities offered by this prospectus.

Item 15. Indemnification of Directors and Officers

Our charter, generally, limits the liability of our directors and officers to us and the shareholders for money damages to the fullest extent permitted from time to time by the laws of Tennessee. The charter also provides, generally, for the indemnification of directors and officers, among others, against judgments, settlements, penalties, fines, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities except in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding charging a personal benefit was improperly received by him. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

The indemnification provisions in our charter and bylaws specifically provide that we may purchase and maintain insurance on behalf of any director or officer against any liability asserted against and incurred by him or her in his or her capacity as a director, officer, employee or agent whether or not we would have had the power to indemnify against such liability.

Item 16. Exhibits

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mid-America Apartment Communities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 4, 2012.

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:  /s/H. Eric Bolton, Jr.

H. Eric Bolton, Jr.

President and Chief Executive Officer

(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Eric Bolton, Jr., Simon R.C. Wadsworth and Albert M. Campbell, III and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/H. Eric Bolton, Jr. H. Eric Bolton, Jr.	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 4, 2012

/s/Albert M. Campbell, III Albert M. Campbell, III	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer	May 4, 2012

/s/Alan B. Graf, Jr. Alan B. Graf, Jr.	Director	May 4, 2012

/s/John S. Grinalds John S. Grinalds	Director	May 4, 2012

/s/Ralph Horn Ralph Horn	Director	May 4, 2012

/s/Philip W. Norwood Philip W. Norwood	Director	May 4, 2012

/s/W. Reid Sanders W. Reid Sanders	Director	May 4, 2012

/s/William B. Sansom William B. Sansom	Director	May 4, 2012

/s/Simon R.C. Wadsworth Simon R.C. Wadsworth	Director	May 4, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Descriptions
1.1^	Form of Underwriting Agreement.
4.1	Amended and Restated Charter of Mid-America Apartment Communities, Inc. dated as of January 10, 1994, as filed with the Tennessee Secretary of State on January 25, 1994 (Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).
4.2	Articles of Amendment to the Charter of Mid-America Apartment Communities, Inc. dated as of January 28, 1994, as filed with the Tennessee Secretary of State on January 28, 1994 (Filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference).
4.3	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Preferred Stock dated as of October 9, 1996, as filed with the Tennessee Secretary of State on October 10, 1996 (Filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 11, 1996 and incorporated herein by reference).
4.4	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter dated November 17, 1997, as filed with the Tennessee Secretary of State on November 18, 1997 (Filed as Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).
4.5	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of November 17, 1997, as filed with the Tennessee Secretary of State on November 18, 1997 (Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on November 19, 1997 and incorporated herein by reference).
4.6	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of June 25, 1998, as filed with the Tennessee Secretary of State on June 30, 1998 (Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on June 26, 1998 and incorporated herein by reference).
4.7	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of December 24, 1998, as filed with the Tennessee Secretary of State on December 30, 1998 (Filed as Exhibit 3.7 to the Registrant’s Registration Statement on Form S-3/A (File Number 333-112469) and incorporated herein by reference).
4.8	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of October 11, 2002, as filed with the Tennessee Secretary of State on October 14, 2002 (Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on October 11, 2002 and incorporated herein by reference).
4.9	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of October 28, 2002, as filed with the Tennessee Secretary of State on October 28, 2002 (Filed as Exhibit 3.9 to the Registrant’s Registration Statement on Form S-3/A (File Number 333- 112469) and incorporated herein by reference).

4.10	Mid-America Apartment Communities, Inc. Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated as of August 7, 2003, as filed with the Tennessee Secretary of State on August 7, 2003 (Filed as Exhibit 3.10 to the Registrant’s Registration Statement on Form S-3/A (File Number 333- 112469) and incorporated herein by reference).
4.11	Articles of Amendment to the Amended and Restated Charter of Mid-America Apartment Communities, Inc, as filed with the Tennessee Secretary of State on June 2, 2008 (Filed as Exhibit 99.A to the Registrant’s Proxy Statement filed on March 31, 2008 and incorporated herein by reference).
4.12	Amended and Restated Bylaws of Mid-America Apartment Communities, Inc. (Filed as an Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 21, 2008 and incorporated herein by reference).
4.13	Form of Common Share Certificate (Filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).
4.14	Form of 8.30% Series H Cumulative Preferred Stock Certificate (Filed as Exhibit 4.8 to the Registrant’s Registration Statement on Form S-3/A (File Number 333-112469) and incorporated herein by reference).
5.1*	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.
8.1*	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC regarding Tax Matters.
10.1	Form of Indenture (filed as Exhibit 10.1 to the Registrant’s Registration Statement No. 333-133834 filed on May 5, 2006, and incorporated herein by reference).
10.2^	Form of Debt Security and Guarantee of Debt Security.
12.1*	Statement of computation of consolidated ratio of earnings to combined fixed charges and preferred stock distributions and consolidated ratio of earnings to fixed charges.
23.1*	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC. (included as part of 5.1)
23.2*	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC. (included as part of 8.1).
23.3*	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.
24*	Power of Attorney (included on signature page hereto).
25.1*	Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities.

^ To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

* Filed herewith